UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 8, 2020, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the departure of Robert Discordia as the Company’s Chief Operating Officer. The Company is filing this amendment to the Original Form 8-K to disclose the terms of the Separation and Release Agreement by and between Mr. Discordia and the Company after Mr. Discordia’s resignation as the Company’s Chief Operating Officer to pursue other interests. No other modifications have been made to the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2020, Mr. Discordia and the Company entered into a Separation and Release Agreement (the “Separation Agreement”) related to Mr. Discordia’s resignation as Chief Operating Officer from the Company. Pursuant to the terms of the Separation Agreement, and the Employment Agreement by and between Mr. Discordia and the Company, dated April 11, 2020, Mr. Discordia and the Company agreed, among other things, that: (i) the Company will pay Mr. Discordia an aggregate amount of $400,000 for the twelve month period following the effective date of the Separation Agreement, payable in accordance with the Company’s regular payroll cycle; (ii) provided that Mr. Discordia completes and timely files all necessary COBRA election documentation, the Company will pay the full cost of Mr. Discordia’s COBRA premiums for 12 months after the effective date of the Separation Agreement; and (iii) the Company agrees to pay out Mr. Discordia’s accrued and unused vacation pay in an aggregate amount of approximately $7,250. The Separation Agreement further provides for general release, non-disparagement and cooperation provisions in favor of the Company. All benefits described above are subject to required tax withholding.

The foregoing descriptions of the Separation Agreement and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated by reference herein, and the full text of the Employment Agreement previously fled as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2020.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	10.1	Separation and Release Agreement between the Company and Robert Discordia, dated November 30, 2020.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Date: December 4, 2020	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen, Ph.D.
	Title:	Chief Executive Officer

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